Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Quarterly Report on Form 10-Q

for the Quarter ended November 30, 2004

of Scholastic Corporation

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of  Scholastic Corporation, a Delaware corporation (the “Company”), does hereby certify to the best of such officer’s knowledge, that:

1.                                       The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 7, 2005	/s/Richard Robinson
Richard Robinson
Chief Executive Officer

Dated: January 7, 2005	/s/Mary A. Winston
Mary A. Winston
Chief Financial Officer

The certification set forth above is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.